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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our reports dated March 18, 1997 and September 19, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended February 1, 1997 and in the Annual Report on Form 11-K of The Pep Boys Savings Plan - Puerto Rico for the year ended March 31, 1997, respectively.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 13, 1997